EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
DATATRAK, Inc. (a Delaware corporation)
DATATRAK Deutschland, GmbH (a German corporation)
CF Merger Sub, Inc. (an Ohio corporation)